INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-1430 on Form S-8 of Tera Computer Company of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

October 21, 1997

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